As filed with the Securities and Exchange Commission on July 25, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EDESA BIOTECH, INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Spy Court

Markham, Ontario, Canada L3R 5H6

Telephone: (289) 800-9600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter Weiler

Chief Financial Officer

100 Spy Court

Markham, Ontario, Canada L3R 5H6

Telephone: (289) 800-9600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to the agent for service, to:

Steven M. Skolnick, Esq.

Michael J. Lerner, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 262-6700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:	☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

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If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

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Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☒	Smaller reporting company:	☒
		Emerging growth company:	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This registration statement is a replacement registration statement being filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to securities that remain unsold under the registrant’s Registration Statement on Form S-3 (File No. 333-266604) originally declared effective on August 12, 2022 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(5)(ii) under the Securities Act, by filing this registration statement on Form S-3, the Company may issue and sell securities covered by the Prior Registration Statement until the earlier of (i) the effective date of this registration statement and (ii) February 8, 2026, which is 180 days after the third-year anniversary of the original effective date of the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold until the registration statement is effective. This prospectus is not an offer to sell these securities and does not solicit an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to completion, dated July 25, 2025

PROSPECTUS

Edesa Biotech, Inc.

$150,000,000

Common Shares

Preferred Shares

Warrants

Debt Securities

Subscription Rights

Units

We may offer, issue and sell from time to time together or separately, in one or more offerings, any combination of (i) our common shares, (ii) our preferred shares, which we may issue in one or more series, (iii) warrants, (iv) senior or subordinated debt securities, (v) subscription rights and (vi) units. The debt securities may consist of debentures, notes or other types of debt. The debt securities, preferred shares, warrants and subscription rights may be convertible into, or exercisable or exchangeable for, common shares, preferred shares or other securities of ours. The units may consist of any combination of the securities listed above.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common shares are listed on the Nasdaq Capital Market under the symbol “EDSA.” On July 23, 2025, the last reported sale price of our common shares as reported on the Nasdaq Capital Market was $2.38 per share. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

As of July 25, 2025, the aggregate market value of our outstanding common shares held by non-affiliates, or the public float, was $13,944,175.92, based on 7,029,750 common shares outstanding, of which 5,738,344 shares were held by non-affiliates, and a price of $2.43 per share, which was the last reported sale price of our common shares on the Nasdaq Capital Market on July 22, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our common shares held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus, we have sold securities with an aggregate market value of $837,134 pursuant to General Instruction I.B.6. of Form S-3.

Investing in our securities involves certain risks. See “Risk Factors” in our most recent Annual Report on Form 10-K as such risk factors may be updated in our subsequent reports filed with the Securities and Exchange Commission, which are incorporated by reference herein, and as may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell, in one or more offerings, any or all of the securities described in this prospectus, separately or together, up to an aggregate offering price of $150,000,000. This prospectus provides you with a general description of our securities being offered. When we issue the securities being offered by this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Additional Information” and “Incorporation of Certain Information by Reference.”

You may only rely on the information contained in this prospectus and the accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you to. We have not authorized anyone to provide you with different information. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

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CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain, and our officers and representatives may from time to time make, “forward-looking statements,” which include information relating to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “goal,” “seek,” “project,” “strategy,” “likely,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements are neither historical facts, nor should they be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	our ability to obtain funding for our operations;

•	our estimates regarding our expenses, revenues, anticipated capital requirements and our needs for additional financing;

•	the timing of the commencement, progress and receipt of data from any of our preclinical and clinical trials;

•	the expected results of any preclinical or clinical trial and the impact on the likelihood or timing of any regulatory approval;

•	the therapeutic benefits, effectiveness and safety of our product candidates;

•	the timing or likelihood of regulatory filings and approvals;

•	changes in our strategy or development plans;

•	the volatility of our common share price;

•	the rate and degree of market acceptance and clinical utility of any future products;

•	the effect of competition;

•	our ability to protect our intellectual property as well as comply with the terms of license agreements with third parties;

•	our ability to comply with the continued listing requirements of the Nasdaq Capital Market;

•	our ability to identify, develop and commercialize additional products or product candidates;

•	reliance on key personnel;

•	general changes in economic or business conditions; and

•	other risks and uncertainties, including those listed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2024, as amended.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein and in the documents incorporated by reference herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section on page 5 of this prospectus, in our Annual Report on Form 10-K or in other reports we file with the SEC.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933 (the “Securities Act”), do not protect any forward-looking statements that we make in connection with this offering. All forward-looking statements included in this prospectus and in the documents incorporated by reference in this prospectus are based on information available to us on the date of this prospectus or the date of the applicable document incorporated by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus and in the documents incorporated by reference in this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

You should rely only on the information in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference herein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” beginning on page 5 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus before making an investment decision.

All references to the terms “Edesa” the “Company,” “we,” “us” or “our” in this prospectus refer to Edesa Biotech, Inc., a British Columbia corporation, and its consolidated subsidiaries, unless the context requires otherwise.

This prospectus and the information incorporated by reference herein contain references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus and the information incorporated by reference herein, including logos, artwork, and other visual displays, may appear without the ® or ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Other trademarks, trade names and service marks appearing in this prospectus and the documents incorporated by reference herein are the property of their respective owners.

Overview

We are a biopharmaceutical company developing innovative ways to treat inflammatory and immune-related diseases. Our approach is to acquire, develop and commercialize drug candidates based on mechanisms of action that have demonstrated proof-of-concept in human subjects. We prioritize our efforts on disease indications where there is compelling scientific rationale, no approved therapies or where there are unmet medical needs, and where there are large addressable market opportunities, among other factors. Our clinical pipeline is focused on two therapeutic areas: Medical Dermatology and Respiratory.

In Medical Dermatology we are developing EB06, an anti-CXCL10 monoclonal antibody candidate, as a therapy for vitiligo, a common autoimmune disorder that causes skin to lose its color in patches. CXCL10 has been shown to play a key role in the disease, and neutralization of CXCL10 has been demonstrated to both prevent and reverse depigmentation in animal models. To date, EB06 has demonstrated a favorable safety and tolerability profile. We have received regulatory approval from Health Canada to conduct a Phase 2 proof of concept study of EB06 in patients with moderate-to-severe nonsegmental vitiligo and we are in discussions with the U.S. Food and Drug Administration (FDA) for the same study. Preparation for the manufacturing campaign began in our fiscal second quarter, and we have evaluated multiple development and manufacturing pathways to produce our drug. We anticipate data to be submitted to the FDA during the second half of calendar 2025, from previous guidance of middle of the 2025 calendar year, based on the current availability of manufacturing slots at third party service providers. Our medical dermatology assets also include EB01 (1.0% daniluromer cream), a Phase 3-ready asset developed for use as a potential therapy for moderate-to-severe chronic Allergic Contact Dermatitis (ACD), a common occupational skin condition. This asset is at the partnering stage.

Our most advanced Respiratory drug candidate is EB05 (paridiprubart). Paridiprubart represents a new class of emerging therapies called Host-Directed Therapeutics (HDTs) that are designed to modulate the body’s own immune response when confronted with infectious diseases or even chemical agents. EB05 is currently being evaluated in a U.S. government-funded platform study investigating three novel threat-agnostic HDTs in hospitalized adult patients with Acute Respiratory Distress Syndrome (ARDS), a life-threatening form of respiratory failure. Certain development expenses, including manufacturing scale-up, for our EB05 program are also eligible for reimbursement from the Government of Canada under a 2023 grant and funding award. In addition to EB05, we are also preparing an investigational new drug application (IND) in the United States to conduct a future Phase 2 study for EB07 (paridiprubart) in patients with pulmonary fibrosis.

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Implications of Being a Smaller Reporting Company

We are currently a “smaller reporting company” as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and in documents that are incorporated herein by reference and may elect to take advantage of other reduced reporting requirements in our future filings with SEC. As a result, the information that we provide to our shareholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

We are a British Columbia, Canada corporation founded in 2007. We operate through our wholly owned subsidiaries, Edesa Biotech Research, Inc., an Ontario, Canada corporation, and Edesa Biotech USA, Inc., a California, USA corporation. In June 2019, we acquired the Ontario corporation through a reverse acquisition and changed our name to Edesa Biotech, Inc. Our common shares are traded on the Nasdaq Capital Market under the symbol “EDSA.” Our executive offices are located at 100 Spy Court, Markham, Ontario L3R 5H6 Canada and our telephone number at this location is (289) 800-9600. Our website address is www.edesabiotech.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

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RISK FACTORS

Before purchasing any of the securities you should carefully consider the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, as amended, and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Additional Information” and “Incorporation of Certain Information by Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for working capital and general corporate purposes. When particular securities are offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities we sell. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

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THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material Canadian or United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	common shares;
●	preferred shares;
●	debt securities;
●	subscription rights to purchase common shares, preferred shares or debt securities;
●	warrants to purchase common shares or preferred shares; and
●	units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common shares, preferred shares, debt securities, subscription rights, warrants and units collectively as “securities.” The total dollar amount of all securities that we may sell will not exceed $150,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

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DESCRIPTION OF CAPITAL SHARES

We are authorized to issue an unlimited number of common shares and preferred shares, no par value. As of July 25, 2025, there were 7,029,750 common shares outstanding, 150 Series A- 1 Shares (as defined below) outstanding and 834 Series B-1 Shares (as defined below). This description is summarized from, and qualified in its entirety by reference to, our Amended and Restated Articles (as amended, our “Articles”) and our Notice of Articles, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Common Shares

The holders of our common shares are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Our shareholders do not have cumulative voting rights in the election of directors. The holders of common shares are entitled to receive ratably only those dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common shares are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred shares. Holders of common shares have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common shares. Common shares outstanding, and to be issued, are, and will be, fully paid and non-assessable. Additional shares of authorized common shares may be issued, as authorized by our board of directors from time to time, without shareholder approval, except as may be required by the Nasdaq Capital Market.

Preferred Shares

Pursuant to our Articles and the provisions of the British Columbia Business Corporations Act, our board of directors has the authority, without further action by the shareholders (unless such shareholder action is required by applicable law or the rules of the Nasdaq Capital Market), to designate and issue an unlimited number of preferred shares in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Preferred shares, if issued, will be fully paid and non-assessable.

The board of directors’ authority to determine the terms of any such preferred shares include, without limitation: (i) the designation of each series and the number of preferred shares that will constitute each such series; (ii) the dividend rate or amount, if any, for each series; (iii) the price at which, and the terms and conditions on which, the preferred shares of each series may be redeemed, if such shares are redeemable; (iv) the terms and conditions, if any, upon which preferred shares of such series may be converted into shares of other classes or series of shares of the Company, or other securities; and (v) the maturity date, if any, for each such series; but no such special rights or restriction shall contravene any other provision of Part 26 of our Articles.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a Notice of Alteration to the Notice of Articles of the Company, which will be filed in accordance with British Columbia law and which shall describe the designations, preferences, limitations, restrictions and rights of the series of preferred shares that we are offering before the issuance of that series of preferred shares. This description will include:

•	the title and stated value;
•	the number of shares we are offering;
•	the liquidation preference per share;
•	the purchase price;
•	the rate and amount of dividends (whether cumulative, non-cumulative or partially cumulative), the dates and places of payment thereof;
•	the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof (including redemption after a fixed term or at a premium);
•	the conversion or exchange rights;

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•	the terms and conditions of any share purchase plan or sinking fund;
•	the restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other share of the Company;
•	the voting rights and restrictions, if any;
•	any listing of the preferred shares on any securities exchange or market;
•	whether the preferred shares will be convertible into our common shares, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
•	preemptive rights, if any;
•	restrictions on transfer, sale or other assignment, if any;
•	whether interests in the preferred shares will be represented by depositary shares;
•	a discussion of any material Canadian or United States federal income tax considerations applicable to the preferred shares;
•	the relative ranking and preferences of the preferred shares as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•	any limitations on the issuance of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred shares.

The issuance of preferred shares may or may not have a dilutive effect on the voting rights of shareholders owning common shares, depending on the rights and preferences set by the board of directors. Preferred shares may be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. However, except for such rights relating to the election of directors on a default in payment of dividends as may be attached to any series of the preferred shares by the board of directors or in connection with convertible preferred shares, the holders of preferred shares shall not be entitled, as such, to receive notice of, or to attend or vote at, any general meeting of our shareholders. Section 61 of the British Columbia Business Corporations Act provides that the special rights attached to preferred shares may not be prejudiced or interfered with unless the shareholders holding such class of shares consent to such matter by a special resolution of such holders of preferred shares. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of our common shares.

Series A-1 Convertible Preferred Shares

On October 30, 2024, we filed a notice of alteration to our Articles to amend our authorized share structure to amend the terms of a series of preferred shares, without par value, designated as “Series A-1 Convertible Preferred Shares” (the “Series A-1 Shares”). We are authorized to issue up to 500 Series A-1 Shares.

The Series A-1 Shares have a stated value of $10,000 per share and rank, with respect to redemption payments, rights upon liquidation, dissolution or winding-up of the Company, or otherwise, senior in preference and priority to our common shares, but equal to other series of preferred shares. The Company has the option to redeem the Series A-1 Shares, and upon conversion or liquidation, holders are entitled to receive the stated value plus a 10% annual return on capital, payable in Common Shares at the conversion price, calculated daily until the three- year anniversary of issuance. Holders of the Series A-1 Shares will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on our common shares when and if actually paid.

Each Series A-1 Share is convertible into a number of our common shares calculated by dividing (i) the sum of the stated value of such Series A-1 Share plus a return equal to 10% of the stated value per Series A-1 Share per annum, calculated daily, by (ii) a fixed conversion price of $3.445. A holder of the Series A-1 Shares will not have the right to convert any portion of its Series A-1 Shares if the holder, together with its affiliates, would beneficially own in excess of 19.99% of the number of common shares outstanding immediately after giving effect to such conversion. The Series A-1 Shares do not have the right to vote on any matters except as required by law.

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In the event of any liquidation, dissolution or winding-up of the Company, a holder of Series A-1 Shares shall be entitled to receive, before any distribution or payment may be made with respect to our common shares, an amount equal to 100% of the stated value, plus a return equal to 10% of the stated value per Series A-1 Share per annum, calculated daily. If amounts payable on a liquidation, dissolution or winding-up of the Company, or on the occurrence of any other event that entitles the shareholders holding all series of preferred shares to be paid out of the assets of the Company legally available for distribution to the Company’s shareholders, including a return of capital, are not paid in full, holders of Series A-1 Shares must participate rateably in such distribution with holders of all other series of preferred shares.

Beginning three years after the date of issuance, we may buy-back some or all outstanding Series A-1 Shares for a cash payment per share equal to the stated value plus return equal to 10% of the stated value per Series A-1 Share per annum calculated from the original date of issue of such share, and any other amounts due in respect of such Series A-1 Share.

Series B-1 Convertible Preferred Shares

On February 12, 2025, we filed a notice of alteration to our Articles to amend our authorized share structure to create a series of preferred shares, without par value, designated as “Series B-1 Convertible Preferred Shares” (the “Series B-1 Shares”). We are authorized to issue up to 1,000 Series B-1 Shares.

The Series B-1 Shares have no par value and a stated value of $10,000 per share and rank, with respect to redemption payments, rights upon liquidation, dissolution or winding-up of the Company, or otherwise, senior in preference and priority to the common shares and each other class or series of shares ranking junior to the Series B-1 Shares, but equal to other series of preferred shares.

If we declare or make any dividend or other distribution to common shares, the holders of Series B-1 Shares will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on the common shares, when and if actually paid.

Each Series B-1 Share is convertible into a number of common shares calculated by dividing (i) the sum of the stated value of such Series B-1 Share by (ii) a fixed conversion price of $1.92. A holder of Series B-1 Shares will not have the right to convert any portion of its Series B-1 Shares if, together with its affiliates, it would beneficially own in excess of 4.99% (or, at the option of the Investor, 9.99%) of the number of common shares outstanding immediately after giving effect to such conversion, provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving 61 days’ notice to us, but not to any percentage in excess of 19.99%. The Series B-1 Shares do not have the right to vote on any matters except as required by law and do not contain any variable pricing features, or any price-based anti-dilutive features.

CERTAIN PROVISIONS OF OUR CHARTER DOCUMENTS AND BRITISH COLUMBIA LAW

Anti-takeover Provisions of our Articles

In addition to the board of directors’ ability to issue preferred shares, our Articles contain other provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by our board of directors. These provisions include advance notice procedures for shareholder proposals and a supermajority vote requirement for business combinations.

Advance Notice Procedures for Shareholder Proposals

Effective October 31, 2013, our board of directors adopted an advance notice policy (the “Advance Notice Policy”) with immediate effect for the purpose of providing our shareholders, directors and management with a clear framework for nominating our directors in connection with any annual or special meeting of shareholders. The Advance Notice Policy was approved by the shareholders at our annual meeting on February 13, 2014.

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Purpose of the Advance Notice Policy. Our directors are committed to: (i) facilitating an orderly and efficient annual general or, where the need arises, special meeting, process; (ii) ensuring that all shareholders receive adequate notice of the director nominations and sufficient information with respect to all nominees; and (iii) allowing shareholders to register an informed vote having been afforded reasonable time for appropriate deliberation. The purpose of the Advance Notice Policy is to provide our shareholders, directors and management with a clear framework for nominating directors. The Advance Notice Policy fixes a deadline by which holders of record of our common shares must submit director nominations to the Company prior to any annual or special meeting of shareholders and sets forth the information that a shareholder must include in the notice to the Company for the notice to be in proper written form in order for any director nominee to be eligible for election at any annual or special meeting of shareholders.

Terms of the Advance Notice Policy. The Advance Notice Policy provides that advance notice to the Company must be made in circumstances where nominations of persons for election to our board of directors are made by shareholders of the Company other than pursuant to: (i) a “proposal” made in accordance with Division 7 of Part 5 of the British Columbia Business Corporations Act; or (ii) a requisition of the shareholders made in accordance with section 167 of the British Columbia Business Corporations Act. Among other things, the Advance Notice Policy fixes a deadline by which holders of record of our common shares must submit director nominations to our Secretary prior to any annual or special meeting of shareholders and sets forth the specific information that a shareholder must include in the written notice to our Secretary for an effective nomination to occur. No person will be eligible for election as a director of the Company unless nominated in accordance with the provisions of the Advance Notice Policy.

In the case of an annual meeting of shareholders, notice to the Company must be made not less than 30 nor more than 65 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement.

In the case of a special meeting of shareholders (which is not also an annual meeting), notice to the Company must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made.

Our board of directors may, in its sole discretion, waive any requirement of the Advance Notice Policy.

Provisions of British Columbia Law Governing Business Combinations

All provinces of Canada have adopted National Instrument 62-104 entitled “Take-Over Bids and Issuer Bids” and related forms to harmonize and consolidate take-over bid and issuer bid regimes nationally (“NI 62-104”). The Canadian Securities Administrators, or CSA, have also issued National Policy 62-203 entitled “Take-Over Bids and Issuer Bids” (the “National Policy”) which contains regulatory guidance on the interpretation and application of NI 62-104 and on the conduct of parties involved in a bid. The National Policy and NI 62-104 are collectively referred to as the “Bid Regime.” The National Policy does not have the force of law, but is an indication by the CSA of what the intentions and desires of the regulators are in the areas covered by their policies. Unlike some regimes where the take-over bid rules are primarily policy-driven, in Canada the regulatory framework for take-over bids is primarily rules-based, which rules are supported by policy.

A “take-over bid” or “bid” is an offer to acquire outstanding voting or equity securities of a class made to any person who is in one of the provinces of Canada or to any securityholder of an offeree issuer whose last address as shown on the books of a target is in such province, where the securities subject to the offer to acquire, together with the securities “beneficially owned” by the offeror, constitute in the aggregate 20% or more of the outstanding securities of that class of securities at the date of the offer to acquire. For the purposes of the Bid Regime, a security is deemed to be “beneficially owned” by an offeror as of a specific date if the offeror is the beneficial owner of a security convertible into the security within 60 days following that date, or has a right or obligation permitting or requiring the offeror, whether or not on conditions, to acquire beneficial ownership of the security within 60 days by a single transaction or a series of linked transactions. Offerors are also subject to early warning requirements, where an offeror who acquires “beneficial ownership of”, or control or direction over, voting or equity securities of any class of a reporting issuer or securities convertible into, voting or equity securities of any class of a target that, together with the offeror’s securities, would constitute 10% or more of the outstanding securities of that class must promptly publicly issue and file a news release containing certain prescribed information, and, within two business days, file an early warning report containing substantially the same information as is contained in the news release.

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In addition, where an offeror is required to file an early warning report or a further report as described and the offeror acquires or disposes of beneficial ownership of, or the power to exercise control or direction over, an additional 2% or more of the outstanding securities of the class, or disposes of beneficial ownership of outstanding securities of the class below 10%, the offeror must issue an additional press release and file a new early warning report. Any material change in a previously filed early warning report also triggers the issuance and filing of a new press release and early warning report. During the period commencing on the occurrence of an event in respect of which an early warning report is required and terminating on the expiry of one business day from the date that the early warning report is filed, the offeror may not acquire or offer to acquire beneficial ownership of any securities of the class in respect of which the early warning report was required to be filed or any securities convertible into securities of that class. This requirement does not apply to an offeror that has beneficial ownership of, or control or direction over, securities that comprise 20% or more of the outstanding securities of the class.

Related party transactions, issuer bids and insider bids are subject to additional regulation that may differ depending on the particular jurisdiction of Canada in which it occurs.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Investor Services Inc. located at 510 Burrard St – 3rd Floor, Vancouver, BC V6C 3B9, and its telephone number is 1-604-661-9400.

Listing on The Nasdaq Capital Market

Our common shares are listed on the Nasdaq Capital Market under the symbol “EDSA.”

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DESCRIPTION OF WARRANTS

We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank, trust company or other financial institution, as warrant agent, or we may issue warrants directly to investors. A description of the terms and material provisions of any warrants we may issue will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	provision for changes to or adjustments in the exercise price of such warrants, if any;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	material Canadian or United States federal income tax considerations applicable to the warrants; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Transfer Agent and Registrar

The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of debt securities that we may offer. The debt securities may be issued pursuant to, in the case of senior debt securities, a senior indenture, and in the case of subordinated debt securities, a subordinated indenture, in each case in the forms filed as exhibits to this registration statement, which we refer to as the “indentures.” The indentures will be entered into between us and a trustee to be named prior to the issuance of any debt securities, which we refer to as the “trustee.” The indentures will not limit the amount of debt securities that can be issued thereunder and will provide that the debt securities may be issued from time to time in one or more series pursuant to the terms of one or more securities resolutions or supplemental indentures creating such series.

We have summarized below the material provisions of the indentures and the debt securities or indicated which material provisions will be described in the related prospectus supplement for any offering of debt securities. These descriptions are only summaries, and you should refer to the relevant indenture for the particular offering of debt securities itself which will describe completely the terms and definitions of the offered debt securities and contain additional information about the debt securities.

All references in this section, “Description of Debt Securities,” to “Edesa,” the “Company”, “we”, “us”, “our”, the “registrant” or similar words are solely to Edesa Biotech, Inc., and not to its subsidiaries.

Terms

When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will set forth the following terms, as applicable, of the debt securities offered thereby:

•	the designation, aggregate principal amount, currency or composite currency and denominations;
•	the price at which such debt securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;
•	the maturity date and other dates, if any, on which principal will be payable;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
•	the interest rate (which may be fixed or variable), if any;
•	the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;
•	the manner of paying principal and interest;
•	the place or places where principal and interest will be payable;
•	the terms of any mandatory or optional redemption by us or any third party including any sinking fund;
•	the terms of any conversion or exchange;
•	the terms of any redemption at the option of holders or put by the holders;
•	any tax indemnity provisions;
•	if the debt securities provide that payments of principal or interest may be made in a currency other than that in which debt securities are denominated, the manner for determining such payments;
•	the portion of principal payable upon acceleration of a Discounted Debt Security (as defined below);
•	whether and upon what terms debt securities may be defeased;
•	any events of default or covenants in addition to or in lieu of those set forth in the indentures;
•	provisions for electronic issuance of debt securities or for debt securities in uncertificated form; and
•

any additional provisions or other special terms not inconsistent with the provisions of the indentures, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities.

Debt securities of any series may be issued in registered or bearer form and, if registered, may be certificated or uncertificated form, in such denominations as specified in the terms of the series.

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Securities may be issued under the indentures as Discounted Debt Securities to be offered and sold at a substantial discount from the principal amount thereof. Special Canadian or United States federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating to such Discounted Debt Securities. “Discounted Debt Security” means a security where the amount of principal due upon acceleration is less than the stated principal amount.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, such outstanding debt securities.

Ranking

The senior debt securities will rank equally with all of our other senior and unsubordinated debt. Our secured debt, if any, will be effectively senior to the senior debt securities to the extent of the value of the assets securing such debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and as set forth in the board resolution, officer’s certificate or supplemental indenture relating to such offering.

We have only a shareholder’s claim on the assets of our subsidiaries. This shareholder’s claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of our debt securities will be our creditors and not creditors of any of our subsidiaries. As a result, all the existing and future liabilities of our subsidiaries, including any claims of their creditors, will effectively be senior to the debt securities with respect to the assets of our subsidiaries. In addition, to the extent that we issue any secured debt, the debt securities will be effectively subordinated to such secured debt to the extent of the value of the assets securing such secured debt.

The debt securities will be obligations exclusively of Edesa. To the extent that our ability to service our debt, including the debt securities, may be dependent upon the earnings of our subsidiaries, our ability to do so will be dependent on the ability of our subsidiaries to distribute those earnings to us as dividends, loans or other payments.

Certain Covenants

Any covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating thereto.

Successor Obligor

The indentures provide that, unless otherwise specified in the securities resolution or supplemental indenture establishing a series of debt securities, we shall not consolidate or amalgamate with or merge into, or transfer all or substantially all of our assets to, any person in any transaction in which we are not the survivor, unless:

•	the person is organized under the laws of the United States or Canada or a jurisdiction within the United States or Canada;

•	the person assumes by supplemental indenture all of our obligations under the relevant indenture, the debt securities and any coupons;

•	immediately after the transaction no Default (as defined below) exists; and

•	we deliver to the trustee an officers’ certificate and opinion of counsel stating that the transaction complies with the foregoing requirements.

In such event, the successor will be substituted for us, and thereafter all of our obligations under the relevant indenture, the debt securities and any coupons will terminate.

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered debt securities at an agency of the company maintained for such purpose and upon fulfillment of all other requirements of such agent.

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Default and Remedies

Unless the securities resolution or supplemental indenture establishing the series otherwise provides (in which event the prospectus supplement will so state), an “Event of Default” with respect to a series of debt securities will occur if:

(1)	we default in any payment of interest on any debt securities of such series when the same becomes due and payable and the default continues for a period of 30 days;

(2)

we default in the payment of the principal and premium, if any, of any debt securities of such series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise and such default shall continue for five or more days;

(3)	we default in the performance of any of our other agreements applicable to the series and the default continues for 30 days after the notice specified below;
(4)	a court of competent jurisdiction enters an order or decree under any Insolvency Law (as defined below) that:
	(A)	is for relief against us in an involuntary case,
	(B)	appoints a Custodian (as defined below) for us or for all or substantially all of our property, or
	(C)	orders the liquidation of us, and the order or decree remains unstayed and in effect for 90 days;
(5)	we pursuant to or within the meaning of any Insolvency Law:
	(A)	commence a voluntary case,
	(B)	consent to the entry of an order for relief against us in an involuntary case,
	(C)	consent to the appointment of a Custodian for us or for all or substantially all of our property, or
	(D)	make a general assignment for the benefit of our creditors; or
(6)	there occurs any other Event of Default provided for in such series.

The term “Insolvency Law” means the applicable law as prescribed under the governing indenture, being: (i) in the United States, Title 11 of the United States Code or any similar Federal or State law for the relief of debtors; or (ii) in Canada, the Winding-Up and Restructuring Act (Canada), the arrangement provisions of any corporate statute invoked by a corporation to propose a compromise or an arrangement with respect to claims of creditors or any class of creditors of the corporation (or any partnership for which a corporation is a general partner) or any other like, equivalent or analogous legislation of any jurisdiction, domestic or foreign. The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Insolvency Law.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default. A Default under subparagraph (3) above is not an Event of Default until the trustee or the holders of at least 25% in principal amount of the series notify us of the Default and we do not cure the Default within the time specified after receipt of the notice.

The trustee may require indemnity satisfactory to it before it enforces the indentures or the debt securities of the series. Subject to certain limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to such series. Except in the case of Default in payment on a series, the trustee may withhold from securityholders of such series notice of any continuing Default if the trustee determines that withholding notice is in the interest of such Securityholders. We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indentures.

The indentures do not have cross-default provisions. Thus, a default by us on any other debt, including any other series of debt securities, would not constitute an Event of Default.

Amendments and Waivers

The indentures and the debt securities or any coupons of the series may be amended, and any Default may be waived as follows:

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Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), the debt securities and the indentures may be amended with the consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), a Default other than a Default in payment on a particular series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. However, without the consent of each securityholder affected, no amendment or waiver may:

•	change the fixed maturity of or the time for payment of interest on any debt security;

•	reduce the principal, premium or interest payable with respect to any debt security;

•	change the place of payment of a debt security or the currency in which the principal or interest on a debt security is payable;

•	change the provisions for calculating any redemption or repurchase price with respect to any debt security;

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•	make any change that materially adversely affects the right to convert any debt security;

•	waive any Default in payment of principal of or interest on a debt security; or

•	adversely affect any holder’s rights with respect to redemption or repurchase of a debt security.

Without the consent of any securityholder, the indentures or the debt securities may be amended to:

•	provide for assumption of our obligations to securityholders in the event of a merger, amalgamation or consolidation requiring such assumption;
•	to cure any ambiguity, omission, defect or inconsistency;
•	to conform the terms of the debt securities to the description thereof in the prospectus and prospectus supplement offering such debt securities;
•	to create a series and establish its terms;
•	to provide for assumption of our obligations to securityholders in the event of a merger, amalgamation or consolidation requiring such assumption;
•	to make any change that does not adversely affect the rights of any securityholder;
•	to add to our covenants; or
•	to make any other change to the indentures so long as no debt securities are outstanding.

Conversion Rights

Any securities resolution or supplemental indenture establishing a series of debt securities may provide that the debt securities of such series will be convertible at the option of the holders thereof into or for our common shares or other equity or debt instruments. The securities resolution or supplemental indenture may establish, among other things, (1) the number or amount of common shares or other equity or debt instruments for which $1,000 aggregate principal amount of the debt securities of the series is convertible, as may be adjusted pursuant to the terms of the relevant indenture and the securities resolution; and (2) provisions for adjustments to the conversion rate and limitations upon exercise of the conversion right. The indentures provide that we will not be required to make an adjustment in the conversion rate unless the adjustment would require a cumulative change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and take them into account in any subsequent adjustment of the conversion rate.

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased in accordance with their terms and, unless the securities resolution or supplemental indenture establishing the terms of the series otherwise provides, as set forth below. We at any time may terminate as to a series all of our obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons and to maintain paying agencies in respect of the debt securities) with respect to the debt securities of the series and any related coupons and the relevant indenture, which we refer to as legal defeasance. We at any time may terminate as to a series our obligations with respect to any restrictive covenants which may be applicable to a particular series, which we refer to as covenant defeasance.

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We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any covenant which may be applicable to a series.

To exercise either defeasance option as to a series, we must (1) irrevocably deposit in trust with the trustee (or another trustee) money or U.S. Government Obligations (as defined below), deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all debt securities of such series to maturity or redemption, as the case may be; and (2) comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for United States or Canadian federal income tax purposes.

“U.S. Government Obligations” means direct obligations of the United States or any agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.

Regarding the Trustee

Unless otherwise indicated in a prospectus supplement, the trustee will also act as depository of funds, transfer agent, paying agent and conversion agent, as applicable, with respect to the debt securities. We may remove the trustee as the trustee under a given indenture with or without cause if we so notify the trustee three months in advance and if no Default occurs during the three-month period. The indenture trustee may also provide additional unrelated services to us as a depository of funds, registrar, trustee and similar services.

Governing Law

The indentures and the debt securities will be governed by New York law, except to the extent that the Trust Indenture Act of 1939 is applicable.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our equity or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our equity or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each shareholder;

•	the number and terms of our equity or debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security (but, to the extent convertible securities are included in the units, the holder of the units will be deemed the holder of the convertible securities and not the holder of the underlying securities). The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	material Canadian or United States federal income tax considerations applicable to the units; and

•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

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FORMS OF SECURITIES

Each debt security and, to the extent applicable, warrant, subscription right and unit, will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities and, to the extent applicable, warrants, subscription rights and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

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Principal, premium, if any, and interest payments on debt securities and any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents or any other agent of the Company, agent of the trustees or agent of the warrant will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

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PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities being offered hereby, from time to time, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents; and

•	to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

•

on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

•	to or through a market maker other than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agent;

•	the purchase price of the offered securities and the proceeds to us from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchange on which such offered securities may be listed; and

•	any underwriter, agent or dealer involved in the offer and sale of any series of the securities.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at fixed prices, which may be changed;

•	at market prices prevailing at the time of the sales;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

•	whether that offering is being made to underwriters, through agents or directly to the public;

•	the rules and procedures for any auction or bidding process, if used;

•	the securities’ purchase price or initial public offering price; and

•	the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate, in connection with such a transaction, that the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

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Sales Through Underwriters

If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use specified efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both. This compensation to a particular broker-dealer might be in excess of customary commissions.

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.  We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

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•	the name of any participating broker, dealer, agent or underwriter;

•	the number and type of securities involved;

•	the price at which such securities were sold;

•	any securities exchanges on which such securities may be listed;

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter, where applicable; and

•	other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in one business day unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our website or the website of any agent or dealer, and any information contained in any other website maintained by any agent or dealer:

•	is not part of this prospectus, any applicable prospectus supplement or any applicable pricing supplement or the registration statement of which they form a part;

•	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and

•	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

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This prospectus may also be used in connection with any issuance of common shares or preferred shares upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities offered under this prospectus may be distributed pursuant to a prospectus exemption under applicable Canadian securities laws on the basis that the securities are being distributed outside Canada.  The prospectus supplement may provide additional disclosure with respect to Canadian securities matters, including agreements or representations required from underwriters or purchasers to ensure compliance with Canadian securities laws.

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CERTAIN U.S. AND CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

Information regarding material Canadian and U.S. federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement. You are urged to consult your own tax advisors prior to any acquisition of our securities.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, unless otherwise stated in the applicable prospectus supplement, the validity of the securities being offered hereby will be passed upon for us by Fasken Martineau DuMoulin, LLP, Toronto, Ontario, Canada and certain other matters will be passed upon for us by Lowenstein Sandler LLP, New York, New York. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements incorporated into this prospectus by reference to our Annual Report on Form 10-K for the financial years ended September 30, 2024 and 2023, have been so incorporated in reliance on the report of MNP LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC. Our filings are also available at the Canadian Securities Administrators’ SEDAR website at www.sedar.com

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at https://edesabiotech.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

26

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 filed with the SEC on December 13, 2024, as amended on December 20, 2024;

●	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2024 and March 31, 2025 filed with the SEC on February 14, 2025 and May 14, 2025, respectively;

●	our Current Reports on Form 8-K filed with the SEC on October 4, 2024, October 31, 2024, February 13, 2025, April 4, 2025 and May 28, 2025 (other than any portions thereof deemed furnished and not filed); and

●	the description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on November 3, 2015, including any amendment or report filed for the purpose of updating such description, including the Description of Securities filed as Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2024.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, and after the date of this prospectus but prior to the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. Any statement contained in a document incorporated by reference in this prospectus or any prospectus supplement shall be deemed to be modified or superseded to the extent that a statement contained herein, therein or in any other subsequently filed document that also is incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to

Edesa Biotech, Inc.
Attention: Investor Relations
100 Spy Court
Markham, Ontario L3R 5H6 Canada
Tel. (289) 800-9600

27

$150,000,000

Common Shares

Preferred Shares

Warrants

Debt Securities

Subscription Rights

Units

PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable in connection with the sale and distribution of the securities being registered hereby.

EXPENSE	AMOUNT
SEC Registration Fee		$905.88	(1)
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Trustee Fees		*
Printing		*
Miscellaneous		*
Total	$	*

(1)	This amount excludes a registration fee amount of $13,356.50 associated with $144,083,090.81 of securities previously registered on the Registration Statement on Form S-3 (File No. 333-266604) and which remain unsold. Pursuant to Rule 415(a)(6) under the Securities Act, the amount of such registration fee associated with the offering of the unsold securities will be carried forward to be applied to the unsold securities registered under this registration statement and no additional filing fee will be due with respect to the unsold securities in connection with the filing of this registration statement.

*	Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate fees and expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Subject to the British Columbia Business Corporations Act, or “the Act”, our directors, former directors and alternate directors and their heirs and legal personal representatives are indemnified against any judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a stipulated legal or investigative proceeding, as set forth in our Articles. In addition, our Articles provide that we may, subject to any restrictions in the Act, indemnify any person.

Under the Act, we may indemnify (a) a current or former director or officer of the Company; (b) a current or former director or officer of another corporation at a time when that corporation is or was an affiliate of the Company; (c) a current or former director or officer of another corporation who holds or held such position at the request of the Company; or (d) an individual who at the request of the Company, is or was, or holds or held a position equivalent to that of, a director, or officer of a partnership, trust, joint venture or other unincorporated entity (collectively, an “Eligible Party”). In certain circumstances an Eligible Party will include the heirs and personal or other legal representatives of an Eligible Party. We may indemnify an Eligible Party against any Eligible Penalty (defined below) to which the Eligible Party is or may be liable. After the final disposition of an Eligible Proceeding (defined below), we may pay all Expenses (defined below) actually and reasonably incurred by the Eligible Party in connection with such Proceeding (defined below) and must pay all such Expenses actually and reasonably incurred by the Eligible Party in connection with such Proceeding if the Eligible Party has not been reimbursed for those Expenses and is wholly successful on the merits or otherwise in the outcome of the Proceeding, or is substantially successful on the merits in the outcome of the Proceeding. Among other circumstances, we shall not indemnify or cover the Expenses of an Eligible Party if the Eligible Party did not act honestly and in good faith with a view to the best interests of the Company or if the Eligible Party (other than in connection with a civil Proceeding) did not have reasonable grounds for believing that the Eligible Party’s conduct in respect of which the Proceeding was brought was lawful. Further, we cannot indemnify or cover the Expenses of an Eligible Party in respect of any Proceeding brought by or on behalf of the Company against an Eligible Party. The Supreme Court of British Columbia may, among other things, on the applications of a corporation or an Eligible Party, order indemnification by the Company of any liability or expense incurred by an Eligible Party.

“Eligible Penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an Eligible Proceeding.

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“Eligible Proceeding” means any legal proceeding or investigative action, whether current, threatened, pending or completed (each, a “Proceeding”), in which an Eligible Party, or any of the Eligible Party’s heirs and personal or other legal representatives (i) is or may be joined as a party, or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or Expenses related to, such Proceeding, in each case by reason of the Eligible Party’s being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company, or is or was a director or officer of any corporation at a time when the corporation is or was an affiliate of the Company, or another entity at the Company’s request.

“Expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a Proceeding.

We have also entered into separate indemnification agreements with each of our directors and executive officers, which are intended to indemnify our directors and executive officers to the fullest extent permitted under the laws of the Province of British Columbia, Canada subject to certain exceptions. Our obligations under such separate indemnification agreements are in addition to our indemnification obligations under the Act and our charter documents.

We maintain a directors’ and officers’ liability insurance policy, which insures directors and officers of the Company and its subsidiaries for losses as a result of claims based upon the directors’ and officers’ acts or omissions, including liabilities arising under the Securities Act. The policy also reimburses us for payments made pursuant to the indemnity provisions under the Act and our charter documents.

Item 16. Exhibits

Exhibit No.	Exhibit Title
1.1	Form of Underwriting Agreement.*

2.1	Share Exchange Agreement, dated as of March 7, 2019, by and between Stellar Biotechnologies Inc., Edesa Biotech Inc. and the Edesa Shareholders (included as Exhibit 2.1 to the Company's Current Report on Form 8-K filed on March 8, 2019, and incorporated herein by reference).

3.1	Certificate of Incorporation of the Company, dated June 12, 2007 (included as Exhibit 1(a) to the Company's Registration Statement on Form 20-F filed on February 3, 2012, and incorporated herein by reference).

3.2	Certificate of Amendment of the Company, dated April 15, 2008 (included as Exhibit 1(b) to the Company's Registration Statement on Form 20-F filed on February 3, 2012, and incorporated herein by reference).

3.3	Certificate of Continuation of the Company, dated November 25, 2009 (included as Exhibit 1(c) to the Company's Registration Statement on Form 20-F filed on February 3, 2012, and incorporated herein by reference).

3.4	Certificate of Change of Name of the Company, dated April 7, 2010 (included as Exhibit 1(f) to the Company’s Registration Statement on Form 20-F filed on February 3, 2012, and incorporated herein by reference).

3.5	Certificate of Change of Name of the Company, dated June 7, 2019 (included as Exhibit 3.6 to the Company's Annual Report on Form 10-K filed on December 12, 2019, and incorporated herein by reference).

3.6	Amended Articles of Edesa Biotech, Inc. (included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 13, 2025, and incorporated herein by reference).

II-2

3.7	Notice of Articles (included as Exhibit 3.7 to the Company’s Registration Statement on Form S-3 filed on March 4 , 2025 filed on February 13, 2025, and incorporated herein by reference).

4.1	Specimen of common share certificate (included as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed on August 30, 2019, and incorporated herein by reference).

4.2	Specimen Preferred Stock Certificate.*

4.3	Form of Senior Debt Indenture.**

4.4	Form of Subordinated Debt Indenture.**

4.5	Form of Senior Note (included in Exhibit 4.3).**

4.6	Form of Subordinated Note (included in Exhibit 4.4).**

4.7	Form of Warrant Agreement.*

4.8	Form of Warrant Certificate.*

4.9	Form of Unit Agreement.*

4.10	Form of Subscription Agreement.*

5.1	Opinion of Fasken Martineau DuMoulin LLP.**

5.2	Opinion of Lowenstein Sandler LLP.**

23.1	Consent of MNP LLP.**

23.2	Consent of Fasken Martineau DuMoulin, LLP (included in Exhibit 5.1).**

23.3	Consent of Lowenstein Sandler LLP (included in Exhibit 5.2).**

24.1	Power of Attorney (included on signature page).**

25.1	Statement of Eligibility on Form T-1 of the Trustee for the Senior Debt Indenture.***

25.2	Statement of Eligibility on Form T-1 of the Trustee for the Subordinated Debt Indenture.***

107	Calculation of Filing Fee Tables.**

*

To be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	Filed herewith.
***	To be filed pursuant to Section 305 (b)(2) of the Trust Indenture Act of 1939, as amended.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about registrant or its securities provided by or on behalf of the registrant; and

(d)	Any other communication that is an offer in the offering made by a registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)

The undersigned hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Markham, Ontario, on July 25, 2025.

EDESA BIOTECH, INC.

By:	/s/ Pardeep Nijhawan
Pardeep Nijhawan
Director, Chief Executive Officer and Corporate Secretary

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors Edesa Biotech, Inc. (the “Company”), do hereby constitute and appoint each  Pardeep Nijhawan and Peter Weiler as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Pardeep Nijhawan	Director, Chief Executive Officer, and Corporate Secretary	July 25, 2025
Pardeep Nijhawan	(Principal Executive Officer)

/s/ Peter Weiler	Chief Financial Officer	July 25, 2025
Peter Weiler	(Principal Financial and Accounting Officer)

/s/ Joan Chypyha	Director	July 25, 2025
Joan Chypyha

/s/ David Liu	Director	July 25, 2025
David Liu

/s/ Sean MacDonald	Director	July 25, 2025
Sean MacDonald

/s/ Patrick Marshall	Director	July 25, 2025
Patrick Marshall

/s/ Charles Olson	Director	July 25, 2025
Charles Olson

/s/ Carlo Sistilli	Chairman of the Board	July 25, 2025
Carlo Sistilli

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